Exhibit 99.1

AVIS BUDGET GROUP ANNOUNCES ESTIMATED FULL-YEAR 2017 RESULTS

Company to Announce Fourth Quarter and Full-Year 2017 Results on

February 21 and Host a Call with Investors on February 22

PARSIPPANY, N.J., January 16, 2018 — Avis Budget Group, Inc. (NASDAQ: CAR) announced today that, based on preliminary data, it estimates that for the full-year ended December 31, 2017, revenues increased to approximately $8.85 billion, and it expects pretax income to be between $205 million and $215 million and Adjusted pretax income to be between $340 million and $350 million. The Company also expects Adjusted EBITDA to be within a range of $730 million to $740 million. A reconciliation from pretax income to both Adjusted pretax income and Adjusted EBITDA, together with other information regarding these non-GAAP financial measures, is included in “Non-GAAP Financial Measures” below.

“Over the past two years we were confronted with nearly $300 million of unexpected pricing and fleet cost challenges. In the face of these extraordinary market pressures, we took decisive steps to reduce costs, including implementing voluntary retirement programs and other actions that produced more than $75 million of cost savings in 2017 alone,” said Larry De Shon, Avis Budget Group President and Chief Executive Officer. “In the fourth quarter of 2017, we generated our second consecutive quarter of positive year-over-year pricing in the Americas. For full-year 2017, we achieved significantly improved productivity from our manpower planning and shuttling initiatives and generated substantial benefits from our initiative to sell more of our used cars through low-cost alternative disposition channels. Additionally, we began the rollout of our sophisticated new revenue management system with algorithms that will assist us with dynamic pricing and setting fleet levels based on the available demand.”

Mr. De Shon continued: “We also continued to evolve and maintain our leadership position throughout 2017 as the mobility landscape changes. We commenced a partnership with Waymo to offer fleet support and maintenance services for its self-driving car program, and teamed up with RocketSpace, a leading technology accelerator for start-ups and corporate innovators, to identify market opportunities and fuel cross-industry innovation in areas such as autonomous and electronic vehicles. We also expanded Zipcar’s global presence, establishing its car sharing service in Taipei, Taiwan, opening licensee locations in Costa Rica and Iceland, launching Zipcar Flex in the U.K. and rolling out a new cost-effective mobility option for commuters who don’t want to bear the cost of car ownership. Additionally, we announced the launch of our first-ever “Mobility Lab,” which serves as a pilot for fully-connected vehicles and operations in the greater Kansas City, Missouri area.” “Despite industry challenges, Avis Budget Group has continued to invest in our business and we believe there are considerable opportunities to leverage technology to further lower our cost structure and drive efficiencies throughout the organization while also pursuing growth initiatives such as our connected car and mobility solutions.” said Mr. De Shon.

Based on preliminary data, the Company estimates that its cash balance as of December 31, 2017 was more than $600 million and that its corporate debt balance was approximately $3.5 billion.

The Company expects to continue to face certain ongoing headwinds in 2018, including the incremental impact of rising interest rates and other items, partially offset by the full-year benefit of the steps taken to reduce costs. The Company’s financial planning and budgeting process for fiscal 2018 is still underway. The Company will therefore provide further guidance on its 2018 outlook with its full-year earnings announcement in February, as usual.

Other Items

The Company also announced plans to report its fourth quarter and full-year 2017 results after the market close on Wednesday, February 21, 2018, and to host a conference call for investors to discuss these results and its outlook on Thursday, February 22, 2018 at 8:30 a.m. Eastern time.

Investors may access the call at ir.avisbudgetgroup.com, or by dialing (630) 395-0021 and providing the participant passcode 2995545. Investors are encouraged to dial in approximately 10 minutes prior to the call. A web replay will be available at ir.avisbudgetgroup.com following the call. A telephone replay will be available from 11:00 a.m. Eastern time on February 22, 2018 until 10:00 p.m. on March 8, 2018 at (203) 369-3463.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions through its Avis and Budget brands, with more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 30,000 employees and is headquartered in Parsippany, N.J. For more information, visit www.avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our outlook, estimated or future results, connected car and mobility solutions, interest rates and cost-saving initiatives are also forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the Company’s ability to promptly and effectively integrate acquired businesses, any change in economic conditions generally, particularly during our peak season or in key market segments, the high level of competition in the vehicle rental industry, a change in fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles, which could impact their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any change in travel demand, including changes in airline passenger traffic, any occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via the asset-backed securities market, any changes to the cost or supply of fuel, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, risks associated with litigation, governmental or regulatory inquiries or investigations involving the Company, changes in tax or other regulations, changes to our share repurchase plans, risks related to acquisitions, risk related to the Company’s recently adopted stockholder rights plan, including the possible costs and distractions resulting therefrom, and our ability to accurately estimate our future results and implement our strategy for cost savings and growth. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2016, included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other filings and furnishings made by the Company with the SEC from time to time. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release includes management’s estimate of Adjusted EBITDA and Adjusted pretax income that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Adjusted EBITDA represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction related costs, net charges for unprecedented personal-injury legal matters and income taxes. Adjusted pretax income represents income (loss) from continuing operations before acquisition-related amortization expense, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, transaction related costs, net charges for unprecedented personal-injury legal matters and income taxes. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA and Adjusted pretax income are net income (loss) and income (loss) before income taxes, respectively.

Below is a reconciliation of management’s estimate of pretax income to estimated Adjusted pretax income and Adjusted EBITDA for the full-year ended December 31, 2017. We are presently unable to reasonably estimate or predict our provision for/ (benefit from) income taxes for such period as we are actively assessing the income tax effects of the Tax Act signed into law on December 22, 2017. However, we can confirm that we are expecting a one-time benefit from the Tax Act resulting from the revaluation of our net deferred tax liabilities to reflect a 21% tax rate, which will be partially offset by a one-time charge on unremitted foreign earnings. Accordingly, we are unable to provide a reconciliation from estimated net income to estimated Adjusted EBITDA.

In the table below, we provide an estimate of the items we exclude from our calculation of Adjusted pretax income and Adjusted EBITDA for 2017, which primarily include restructuring and other related charges, acquisition-related amortization expense, transaction-related costs, net, and charges for legal matters, net.

Reconciliation of pretax income to Adjusted EBITDA		In millions
Pretax income		$205-$215
Add:	Estimated certain items	$135
Adjusted pretax income		$340-$350
Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	$200
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	$190
Adjusted EBITDA		$730-$740

Contacts
Media Contact:	Investor Contact:
Alice Pereira	Neal Goldner
(973) 496-3916	(973) 496-5086
PR@avisbudget.com	IR@avisbudget.com

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